Exhibit (b)(2)

EXECUTION VERSION

GOLDMAN SACHS BANK USA GOLDMAN SACHS LENDING PARTNERS LLC 200 West Street New York, New York 10282-2198	JPMORGAN CHASE BANK, N.A. 383 Madison Avenue New York, New York 10179

PERSONAL AND CONFIDENTIAL

November 8, 2016

QUALCOMM Incorporated

5775 Morehouse Drive

San Diego, California 92121

Attention:	David Wise
Senior Vice President and Treasurer

PROJECT RIVER

Bridge Joinder Letter

Ladies and Gentlemen:

Reference is made to the 364-Day Bridge Loan Facility Commitment Letter (together with the annexes thereto and as modified hereby and amended from time to time after the date hereof, the “Commitment Letter”) dated as of October 27, 2016, among QUALCOMM Incorporated (“you” or the “Borrower”), Goldman Sachs Bank USA (“GS Bank”), Goldman Sachs Lending Partners LLC (“GSLP” and, together with GS Bank, “Goldman Sachs”) and JPMorgan Chase Bank, N.A. (“JPMorgan”). This Bridge Joinder Letter (this “Joinder Letter”) sets forth the agreement of the Borrower, Goldman Sachs, JPMorgan and each additional lender identified on the signature pages hereof as an “Additional Commitment Party” (collectively, the “Additional Commitment Parties” and, together with Goldman Sachs and JPMorgan, the “Commitment Parties”, “we” or “us”) regarding the commitment by each Additional Commitment Party to provide a portion of the commitments under the Commitment Letter. Capitalized terms used but not defined herein are used with the meanings assigned to them in the Commitment Letter.

Each Additional Commitment Party acknowledges and agrees that Goldman Sachs and JPMorgan are exclusively authorized by the Borrower to act as joint lead arrangers and joint bookrunners (in such capacities, each an “Arranger” and, collectively, the “Arrangers”) in connection with the Bridge Facility and Goldman Sachs is exclusively authorized by the Borrower to act as sole administrative agent for the Bridge Facility. For the avoidance of doubt, nothing in this Joinder Letter shall give any rights to any Additional Commitment Party as an Arranger or as Administrative Agent.

1. Commitments. Each Additional Commitment Party (a) hereby commits, on a several but not joint basis, on the terms and conditions set forth herein and in the Commitment Letter, to provide a portion of Tranche 1 of the Bridge Facility in the principal amount set forth adjacent to its name on Schedule II attached hereto (the “Commitment Schedule”) under the heading “Tranche 1 Commitment” and accepts the title(s) set forth adjacent to its name on the Commitment Schedule under the heading “Title(s)” and (b) hereby becomes a party to the Commitment Letter (other than for purposes of (i) the Fee Letters, (ii) the final sentence of Section 1 of the Commitment Letter and (iii) the selection of the Financial Institution and the approval of the terms of the Permanent Financing (collectively, the “Exclusions”)) as a Lender and an additional Commitment Party thereunder (but, for the avoidance of doubt, not as an Arranger) having such commitment, being subject to all applicable obligations and being entitled to all applicable rights, with the same force and effect as if originally named therein as a Lender and a Commitment Party (and each reference in the Commitment Letter to a “Lender”, a “Commitment Party”, “we” or “us”, other than to the extent inconsistent with the Exclusions, shall be deemed to include each Additional Commitment Party on a several and not joint basis). Each Additional Commitment Party acknowledges and agrees that its commitment hereunder is subject solely to the conditions specified in Section 2 of the Commitment Letter and Annex C to the Commitment Letter. The respective commitments of the Arrangers under the Commitment Letter with respect to Tranche 1 of the Bridge Facility shall be reduced pro rata on a dollar-for-dollar basis automatically, with effect from the date hereof, by an amount equal to the commitments of the Additional Commitment Parties hereunder with respect to Tranche 1 of the Bridge Facility such that the commitments of Goldman Sachs, JPMorgan and each Additional Commitment Party under the Commitment Letter, as modified by this Joinder Letter, with respect to Tranche 1 of the Bridge Facility shall be as set forth in the Commitment Schedule from the date hereof. In the event that the aggregate commitments under Tranche 1 of the Bridge Facility are reduced in accordance with the terms described in Annex B to the Commitment Letter under the caption “Mandatory Prepayments/Commitment Reductions” or “Voluntary Prepayments/Commitment Reductions”, the commitments of each Additional Commitment Party with respect to Tranche 1 of the Bridge Facility shall be reduced on a pro rata basis along with the commitments of the Arrangers with respect to Tranche 1 of the Bridge Facility. Without limiting the foregoing, any reduction of Goldman Sachs’s commitments under the Bridge Facility in accordance with this paragraph or as a result of the reduction of the overall commitments with respect to the Bridge Facility, in each case in its capacity as an initial Lender, pursuant to the terms of the Commitment Letter, shall be allocated between GSLP’s and GS Bank’s respective commitments as determined by GSLP and GS Bank in their sole discretion. It is understood and agreed that each Additional Commitment Party is, or is hereby deemed to be, an Approved Lender under (and as defined in) the Arranger Fee Letter.

2. Fees. As consideration for the commitments of the Additional Commitment Parties, the Arrangers agree to pay the fees to the Additional Commitment Parties as set forth on Schedule I attached hereto (the “Fee Schedule”), to the extent that such fees have been received by the Arrangers from the Borrower pursuant to the Arranger Fee Letter (it being understood that nothing herein shall be deemed to modify any Fee Letter or increase any fees that have been paid or are payable by the Borrower thereunder).

3. Indemnity. For the avoidance of doubt, you agree that the Additional Commitment Parties will have the benefit of all the provisions of Section 5 of the Commitment Letter and Annex A thereto. For all purposes thereunder, (a) any controlling person or controlled affiliate of any Additional Commitment Party, (b) the respective directors, officers, or employees of any Additional Commitment Party or any of its controlling persons or controlled affiliates and (c) the respective agents of any Additional Commitment Party or any of its controlling persons or controlled affiliates, in the case of this clause (c), acting at the instructions of such Additional Commitment Party, controlling person or such controlled affiliate shall be deemed to be a “Related Commitment Party”; provided that each reference to a controlled affiliate or controlling person in this sentence pertains to a controlled affiliate or controlling person involved in the negotiation of this Joinder Letter or the syndication of the Bridge Facility. In addition, each of the Additional Commitment Parties shall be a beneficiary of all acknowledgements, representations, warranties, and waivers made by, and covenants of, the Borrower in the Commitment Letter, to the same extent as the same are applicable to the Commitment Parties.

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4. Confidentiality. Neither this Joinder Letter nor any of its terms or substance, nor the activities of any of us pursuant hereto or any written communications provided by the Commitment Parties in connection with this arrangement, shall be disclosed, directly or indirectly, to any other person without our prior written consent; provided that we hereby consent to your disclosure of (a) this Joinder Letter and such communications and discussions to your and your affiliates’ respective officers, directors, employees and advisors (including legal counsel, independent auditors and other experts or agents) who are directly involved in the consideration of the Transactions (including in connection with providing accounting and tax advice to you and your affiliates) on a confidential basis, (b) this Joinder Letter or the information contained herein to the Acquired Business and its officers, directors, employees, agents and advisors (including legal counsel, independent auditors and other experts or agents) in connection with the Transactions, who are directly involved in the consideration of the Transactions to the extent you notify such persons of their obligations to keep such material confidential (provided that any disclosure of the Fee Schedule or its terms or substance to the Acquired Business or its officers, directors, employees, agents and advisors shall be redacted in a manner reasonably satisfactory to us), (c) this Joinder Letter and such communications and discussions after providing written notice to the Commitment Parties (to the extent practicable and not prohibited by applicable law) pursuant to a subpoena or order issued by a court of competent jurisdiction or by a judicial, administrative or legislative body or committee, (d) this Joinder Letter as otherwise required by applicable law or compulsory legal process (in which case you agree to inform us promptly thereof to the extent practicable and not prohibited by applicable law), (e) following your acceptance of the provisions hereof and return of an executed counterpart of this Joinder Letter to the Commitment Parties, a copy of any portion of this Joinder Letter (but not the Fee Schedule other than the existence thereof) in any public record in which you are required by law or regulation on the advice of your counsel to file it, (f) the aggregate fee amounts contained in the Fee Schedule as part of projections, pro forma information or a generic disclosure of aggregate sources and uses related to aggregate compensation amounts related to the Transactions to the extent customary or required in offering and marketing materials for the Bridge Facility, Notes or in any public filing relating to the Transactions, in each case in a manner which does not disclose the fees set forth in the Fee Schedule (except in the aggregate), and (g) this Joinder Letter and the information contained herein in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Joinder Letter or the transactions contemplated hereby or enforcement hereof.

Each Additional Commitment Party agrees to be bound by the confidentiality provisions contained in the second paragraph of Section 7 of the Commitment Letter as if each reference therein to a Lender or a Commitment Party were a reference to each such Additional Commitment Party.

5. Patriot Act. We hereby notify you that pursuant to the requirements of the USA Patriot Act, Title III of Pub. L. 107-56 (signed into law October 26, 2001) (as amended, the “Patriot Act”), we and the other Lenders may be required to obtain, verify and record information that identifies the Borrower and each Guarantor, which information includes the name and address of the Borrower and each Guarantor and other information that will allow each Commitment Party and such Lender to identify the Borrower and each Guarantor in accordance with the Patriot Act. This notice is given in accordance with the requirements of the Patriot Act and is effective for each Commitment Party and each Lender.

6. Governing Law, etc. Each party hereto agrees that any suit or proceeding arising in respect of this Joinder Letter or the Commitment Parties’ commitments or agreements hereunder or the Fee Schedule will be tried exclusively in the U.S. District Court for the Southern District of New York or, if that court does not have subject matter jurisdiction, in any state court located in the City and County of New York, and each of the parties hereto hereby submits to the exclusive jurisdiction of, and to venue in, such court. Any right to trial by jury with respect to any action or proceeding arising in connection with or as a result of either the Commitment Parties’ commitments or agreements or any matter referred to in this Joinder Letter or the Fee Schedule is hereby waived by the parties hereto. Each

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party hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Service of any process, summons, notice or document by registered mail or overnight courier addressed to any of the parties hereto at the addresses above shall be effective service of process against such party for any suit, action or proceeding brought in any such court. This Joinder Letter and the Fee Schedule will be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of laws; provided that (a) the interpretation of the definition of Target Material Adverse Effect and whether or not a Target Material Adverse Effect has occurred, (b) the determination of the accuracy of any Acquisition Representations and whether as a result of any inaccuracy thereof the Borrower, Buyer or their respective affiliates have the right to terminate their respective obligations under the Acquisition Agreement, or to decline to consummate the Transactions pursuant to the Acquisition Agreement and (c) the determination of whether the Transactions have been consummated in accordance with the terms of the Acquisition Agreement, in each case, shall be governed by, and construed and interpreted solely in accordance with the laws of the State of Delaware without regard to principles of conflicts of laws that would result in the application of the laws of any other State or country.

7. Miscellaneous. This Joinder Letter may be executed in any number of counterparts, each of which when executed will be an original, and all of which, when taken together, will constitute one agreement. Delivery of an executed counterpart of a signature page of this Joinder Letter by facsimile transmission or electronic transmission (in pdf format) will be effective as delivery of a manually executed counterpart hereof. This Joinder Letter supersedes any commitment advice or similar letter executed by any Additional Commitment Party on or prior to the date hereof in connection with the Bridge Facility, which commitment advice or similar letter shall in each case terminate upon the effectiveness of this Joinder Letter. The Commitment Letter, the Fee Letters and this Joinder Letter are the only agreements that have been entered into among the parties hereto with respect to the Bridge Facility and set forth the entire understanding of the parties with respect thereto and supersede any prior written or oral agreements among the parties hereto with respect to the Bridge Facility. Except as modified hereunder, the provisions of the Commitment Letter, as modified by this Joinder Letter, shall remain in full force and effect. Headings are for convenience of reference only and shall not affect the construction of, or be taken into consideration when interpreting, this Joinder Letter.

This Joinder Letter (including the attachments hereto) and the Commitment Letter may not be amended or any term or provision hereof or thereof waived or modified except by an instrument in writing signed by each of the parties hereto.

The provisions of Sections 2 through 6 and this Section 7 of this Joinder Letter (other than any provision herein that expressly terminates upon execution of the Bridge Loan Agreement) shall remain in full force and effect regardless of whether definitive financing documentation shall be executed and delivered and notwithstanding the termination of this Joinder Letter or any commitment or undertaking of the Commitment Parties and Additional Commitment Parties hereunder; provided that your obligations under this Joinder Letter, other than those relating to confidentiality and compensation (which shall remain in full force and effect), shall, to the extent covered by the Loan Documents, automatically terminate and be superseded by the applicable provisions contained in the Loan Documents upon the occurrence of the Closing Date. Subject to the last sentence of this paragraph, this Joinder Letter shall not be assignable by any party hereto without the prior written consent of you and the Arrangers and any purported assignment without such consent will be null and void. This Joinder Letter is intended to be solely for the benefit of the parties hereto and is not intended to confer any benefits upon, or create any rights in favor of, any person other than the parties hereto (and their respective Related Commitment Parties). Each Additional Commitment Party may only assign its commitment hereunder, in whole or in part, to any of its affiliates; provided, that with respect to the commitments hereunder of each Additional Commitment Party, any assignments thereof to an affiliate will not relieve such Additional Commitment

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Party from any of its obligations hereunder unless and until such affiliate shall have funded the portion of the commitment so assigned on the Closing Date; provided further, that Merrill Lynch, Pierce, Fenner & Smith Incorporated (or any of its designated affiliates) may, without notice to the Borrower, assign its rights and obligations under the Commitment Letter, the Fee Letters and hereunder to any other registered broker-dealer wholly-owned by Bank of America Corporation to which all or substantially all of Bank of America Corporation’s or any of its subsidiaries’ investment banking, commercial lending services or related businesses may be transferred following the date hereof.

It is understood and agreed that no Additional Commitment Party shall syndicate the Bridge Facility until the Arrangers provide notice to such Additional Commitment Party of the occurrence of a Successful Syndication (as defined in the Arranger Fee Letter) and that any syndication shall also be subject to the provisions in the immediately preceding paragraph.

As you know, the Additional Commitment Parties (together with their respective affiliates, the “Affiliated Parties”) are full service financial institutions engaged, either directly or through their respective affiliates, in a broad array of activities, including commercial and investment banking, financial advisory, market making and trading, investment management (both public and private investing), investment research, principal investment, financial planning, benefits counseling, risk management, hedging, financing, brokerage and other financial and non-financial activities and services globally. In the ordinary course of their various business activities, the Affiliated Parties and funds or other entities in which the Affiliated Parties invest or with which they co-invest, may at any time purchase, sell, hold or vote long or short positions and investments in securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments for their own account and for the accounts of their customers. In addition, the Affiliated Parties may at any time communicate independent recommendations and/or publish or express independent research views in respect of such assets, securities or instruments. Any of the aforementioned activities may involve or relate to assets, securities and/or instruments of you, the Acquired Business and/or other entities and persons which may (i) be involved in transactions arising from or relating to the arrangement contemplated by this Joinder Letter or the Commitment Letter or (ii) have other relationships with you or your affiliates. In addition, the Affiliated Parties may provide investment banking, commercial banking, underwriting and financial advisory services to such other entities and persons. The arrangement contemplated by this Joinder Letter or the Commitment Letter may have a direct or indirect impact on the investments, securities or instruments referred to in this paragraph, and employees working on the financing contemplated hereby may have been involved in originating certain of such investments and those employees may receive credit internally therefor. Although the Affiliated Parties in the course of such other activities and relationships may acquire information about the arrangement contemplated by this Joinder Letter or the Commitment Letter or other entities and persons which may be the subject of the arrangement contemplated by this Joinder Letter or the Commitment Letter, the Affiliated Parties shall have no obligation to disclose such information, or the fact that the Affiliated Parties are in possession of such information, to you or to use such information on your behalf.

As you know, Goldman, Sachs & Co. has been retained by the Borrower (or one of its affiliates) as financial advisor (in such capacity, the “Financial Advisor”) in connection with the Acquisition. You agree to such retention, and further agree not to assert any claim you might allege based on any actual or potential conflicts of interest that might be asserted to arise or result from, on the one hand, the engagement of the Financial Advisor and, on the other hand, our and our affiliates’ relationships with you as described and referred to herein. Each of the Commitment Parties hereto acknowledges (i) the retention of Goldman, Sachs & Co. as the Financial Advisor and (ii) that such relationship does not create any fiduciary duties or fiduciary responsibilities to such Commitment Party on the part of Goldman Sachs or its affiliates.

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The commitments and undertakings of each Additional Commitment Party shall continue until the earlier of (i) the Commitment Termination Date and (ii) the execution and delivery of the Loan Documents by each party thereto.

If the foregoing correctly sets forth our agreement, please indicate your acceptance of the terms hereof by returning to us an executed counterpart hereof.

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We are pleased to have been given the opportunity to assist you in connection with the financing for the Transactions.

Very truly yours,

GOLDMAN SACHS BANK USA

By:	/s/ Robert Ehudin
	Name:	Robert Ehudin
	Title:	Authorized Signatory

GOLDMAN SACHS LENDING PARTNERS LLC

By:	/s/ Robert Ehudin
	Name:	Robert Ehudin
	Title:	Authorized Signatory

[Signature Page to Bridge Joinder Letter]

JPMORGAN CHASE BANK, N.A.

By:	/s/ Nicholas Gitron-Beer
	Name:	Nicholas Gitron-Beer
	Title:	Vice President

[Signature Page to Bridge Joinder Letter]

BANK OF AMERICA, N.A.,
as an Additional Commitment Party

By:	/s/ Mukesh Singh
	Name:	Mukesh Singh
	Title:	Vice President

[Signature Page to Bridge Joinder Letter]

BARCLAYS BANK PLC,
as an Additional Commitment Party

By:	/s/ May Huang
Name:	May Huang
Title:	Assistant Vice President

[Signature Page to Bridge Joinder Letter]

CITIBANK, N.A.,
as an Additional Commitment Party

By:	/s/ Matthew Sutton
Name:	Matthew Sutton
Title:	Vice President

[Signature Page to Bridge Joinder Letter]

DEUTSCHE BANK AG CAYMAN ISLANDS BRANCH
as an Additional Commitment Party

By:	/s/ Ming K Chu
Name:	Ming K Chu
Title:	Director

DEUTSCHE BANK AG CAYMAN ISLANDS BRANCH
as an Additional Commitment Party

By:	/s/ Virginia Cosenza
Name:	Virginia Cosenza
Title:	Vice President

[Signature Page to Bridge Joinder Letter]

Mizuho Bank, Ltd.,
as an Additional Commitment Party

By:	/s/ Daniel Guevara
Name:	Daniel Guevara
Title:	Authorized Signatory

[Signature Page to Bridge Joinder Letter]

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.,
as an Additional Commitment Party

By:	/s/ Lillian Kim
Lillian Kim
Director

[Signature Page to Bridge Joinder Letter]

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as an Additional Commitment Party

By:	/s/ Patrick Levesque
Name: Patrick Levesque
Title: Director

[Signature Page to Bridge Joinder Letter]

BANK OF CHINA LOS ANGELES BRANCH
as an Additional Commitment Party

By:	/s/ Yong Ou
Name: Yong Ou
Title: SVP & Deputy Branch Manager

[Signature Page to Bridge Joinder Letter]

BNP PARIBAS,
as an Additional Commitment Party

By:	/s/ Nicole Rodriguez
Name:	Nicole Rodriguez
Title:	Director

By:	/s/ Karim Remtoula
Name:	Karim Remtoula
Title:	Vice President

[Signature Page to Bridge Joinder Letter]

LLOYDS BANK PLC,
as an Additional Commitment Party

By:	/s/ Daven Popat
Name:	Daven Popat
Title:	Senior Vice President
Transaction Execution
Category A
P003

By:	/s/ Erin Walsh
Name:	Erin Walsh
Title:	Assistant Vice President
Transaction Execution
Category A
W004

[Signature Page to Bridge Joinder Letter]

SUMITOMO MITSUI BANKING CORPORATION,
as an Additional Commitment Party

By:	/s/ Alan Krouk
Name: Alan Krouk
Title: Managing Director

[Signature Page to Bridge Joinder Letter]

U.S. BANK NATIONAL ASSOCIATION,
as an Additional Commitment Party

By:	/s/ Susan M. Bowes
Name:	Susan M. Bowes
Title:	Senior Vice President

[Signature Page to Bridge Joinder Letter]

Accepted and agreed to as of the date first written above:

QUALCOMM INCORPORATED

By:	/s/ David E. Wise
	Name:	David E. Wise
	Title:	SVP & Treasurer

[Signature Page to Bridge Joinder Letter]